Exhibit 99.1

NEWS RELEASE

NuVasive Announces Second Quarter 2019 Financial Results

SAN DIEGO – July 30, 2019 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced financial results for the quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•	Revenue increased 3.7% to $292.1 million, or 4.7% on a constant currency basis;
•	GAAP operating profit margin of 10.3%; Non-GAAP operating profit margin of 16.3%; and
•	GAAP diluted earnings per share of $0.29; Non-GAAP diluted earnings per share of $0.63.

“NuVasive continued to deliver consistent revenue growth in the second quarter 2019, with a notably solid performance from the U.S. Hardware business,” said J. Christopher Barry, chief executive officer of NuVasive. “We saw meaningful case volume growth driven by increased surgeon adoption of lateral single-position surgery and NuVasive’s innovative X360 system. Our strong profitability results over the first half of the year demonstrate the clear initiatives and focused execution throughout the business and are reflected in our raised full-year 2019 non-GAAP guidance for operating margin and earnings per share.”

A full reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Second Quarter 2019 Results

NuVasive reported second quarter 2019 total revenue of $292.1 million, a 3.7% increase compared to $281.6 million for the second quarter 2018. On a constant currency basis, second quarter 2019 total revenue increased 4.7% compared to the same period last year.

For the second quarter 2019, both GAAP and non-GAAP gross profit was $214.5 million and GAAP and non-GAAP gross margin was 73.4%. These results compared to the second quarter 2018 GAAP and non-GAAP gross profit of $204.5 million and $204.9 million, respectively, and GAAP and non-GAAP gross margin of 72.6% and 72.8%, respectively.

On a GAAP basis, the Company reported net income of $15.0 million, or diluted earnings per share of $0.29, for the second quarter 2019 compared to a net income of $11.5 million, or diluted earnings per share of $0.22, for the second quarter 2018. On a non-GAAP basis, the Company reported net income of $32.8 million, or diluted earnings per share of $0.63 per share, for the second quarter 2019 compared to net income of $30.3 million, or diluted earnings per share of $0.58 per share, for the second quarter 2018.

Annual Financial Guidance for 2019

The Company updated its full-year 2019 financial guidance to reflect first-half 2019 results.

2019 Guidance Range [1]
		Prior		Current
		GAAP	Non-GAAP	GAAP	Non-GAAP
	Revenue	$1.14B - $1.16B	$1.14B - $1.16B	$1.14B - $1.16B	$1.14B - $1.16B
	% Growth - Reported	3.5% - 5.5%	3.5% - 5.5%	3.4% - 5.4%	3.4% - 5.4%
	% Growth - Constant Currency [2]		3.8% - 5.8%		3.8% - 5.8%
	Operating margin	9.0% - 9.5%	15.0% - 15.5%	9.1% - 9.5%	15.3% - 15.7%
	Earnings per share	$0.95 - $1.05	$2.20 - $2.30	$0.93 - $1.03	$2.25 - $2.35
	EBITDA margin	20.9% - 21.3%	25.2% - 25.7%	21.2% - 21.5%	25.5% - 25.9%
	Tax Rate	~22%	~23%	~24%	~23%

[1]	Prior guidance reflects the range provided May 1, 2019. Current guidance reflects the range provided July 30, 2019.
[2]	Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

•

The Company maintains full-year 2019 revenue guidance to be in the range of $1.14 billion to $1.16 billion, which now includes approximately $5 million in year-over-year currency headwinds compared to prior guidance of $4 million. This reflects reported growth in the range of 3.4% to 5.4%, compared with prior guidance of 3.5% to 5.5%. Revenue growth on a constant currency basis remains unchanged at 3.8% to 5.8%;

•	Non-GAAP diluted earnings per share in a range of $2.25 to $2.35, compared with prior guidance of $2.20 to $2.30;
•	Non-GAAP operating profit margin of 15.3% to 15.7%, compared with prior guidance of 15.0% to 15.5%;
•	EBITDA margin of 25.5% to 25.9%, compared with prior guidance of 25.2% to 25.7%; and
•	Non-GAAP effective tax expense rate of approximately 23%.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company's website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance

			2019 Guidance Range [1,2]
		2018 Actuals [1]	Prior [3]	Current [4]
	GAAP net income per share	$0.24	$0.95 - 1.05	$0.93 - 1.03
	Impact of change to diluted share count	—	—	—
	GAAP net income per share, adjusted to diluted Non-GAAP share count	$0.24	$0.95 - 1.05	$0.93 - 1.03

	Business transition costs [5]	0.22	0.10	0.11
	Non-cash purchase accounting adjustments on acquisitions [6]	0.02	—	—
	Non-cash interest expense on convertible notes	0.32	0.30	0.34
	Litigation related expenses and settlements [7]	0.65	0.20	0.18
	Non-recurring consulting fees [8]	0.12	—	—
	Net loss on strategic investments	0.07	—	—
	Amortization of intangible assets	0.97	0.95	0.96
	Purchase of in-process research and development [9]	0.17	—	—
	European medical device regulation [10]	0.01	0.10	0.11
	Tax effect of adjustments [11]	(0.56)	(0.40)	(0.38)
	Non-GAAP earnings per share	$2.23	$2.20 - 2.30	$2.25 - 2.35

	GAAP Weighted shares outstanding - basic	51,382	51,999	51,954
	GAAP Weighted shares outstanding - diluted	52,355	52,991	52,898
	Non-GAAP Weighted shares outstanding - diluted [12]	52,178	52,718	52,586

[1]	Items may not foot due to rounding.
[2]	Prior guidance reflects the range provided May 1, 2019. Current guidance reflects the range provided July 30, 2019.
[3]	Effective tax expense rate of ~22% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[4]	Effective tax expense rate of ~24% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[5]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[6]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[7]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[8]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[9]	Purchase of an in-process research and development asset which had no future alternative use.
[10]	Costs related to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[11]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual rate of ~43% benefit on a GAAP basis and ~18% on a non-GAAP basis in 2018.

[12]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Reconciliation of Non-GAAP Operating Margin %

			2019 Guidance Range [1,2]
	(in thousands, except %)	2018 Actuals [1]	Prior	Current
	Non-GAAP Gross Margin % [A]	71.9%	72.5% - 73.0%	72.5% - 73.0%
	Non-cash purchase accounting adjustments on acquisitions [3]	(0.1%)	0.0%	0.0%
	GAAP Gross Margin [B]	71.8%	72.5% - 73.0%	72.5% - 73.0%

	Non-GAAP Sales, Marketing & Administrative Expense [C]	51.1%	51.0% - 52.0%	50.8% - 51.7%
	Non-recurring consulting fees [4]	0.6%	0.0%	0.0%
	Litigation related expenses [5]	0.6%	0.7%	0.8%
	GAAP Sales, Marketing & Administrative Expense [D]	52.3%	51.7% - 52.7%	51.6% - 52.5%

	GAAP and Non-GAAP Research & Development Expense [E]	5.6%	6.0%	6.0%

	Litigation related settlements [F] [6]	2.5%	0.0%	0.0%
	Amortization of intangible assets [G]	4.6%	4.3%	4.4%
	Purchase of in-process research and development [H] [7]	0.8%	0.0%	0.0%
	European medical device regulation [I] [8]	0.0%	0.6%	0.5%
	Business transition costs [J] [9]	1.0%	0.4%	0.5%

	Non-GAAP Operating Margin % [A - C - E]	15.1%	15.0% - 15.5%	15.3% - 15.7%

	GAAP Operating Margin % [B - D - E - F - G - H - I - J]	4.9%	9.0% - 9.5%	9.1% - 9.5%

[1]	Items may not foot due to rounding.
[2]	Prior guidance reflects the range provided May 1, 2019. Current guidance reflects the range provided July 30, 2019.
[3]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[4]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[5]	Expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[6]	Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter.
[7]	Purchase of an in-process research and development asset which had no future alternative use.
[8]	Costs related to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[9]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

Reconciliation of EBITDA Margin %

			2019 Guidance Range [1,5]
	(in thousands, except %)	2018 Actuals [1,2]	Prior [3]	Current [4]
	Net Income	1.1%	4.3% - 4.8%	4.3% - 4.7%
	Interest income / expense, net	3.4%	3.3%	3.3%
	Income tax benefit / (expense)	(0.3%)	1.3%	1.5%
	Depreciation and amortization	11.8%	12.0%	11.9%
	EBITDA Margin	16.0%	20.9% - 21.3%	21.2% - 21.5%
	Non-cash stock based compensation	2.3%	2.6%	2.5%
	Business transition costs [6]	1.0%	0.4%	0.5%
	Non-cash purchase accounting adjustments on acquisitions [7]	0.1%	0.0%	0.0%
	Litigation related expenses and settlements [8]	3.1%	0.7%	0.8%
	Non-recurring consulting fees [9]	0.6%	0.0%	0.0%
	In-process research and development [10]	0.8%	0.0%	0.0%
	European medical device regulation [11]	0.0%	0.6%	0.5%
	Net loss on strategic investments	0.3%	0.0%	0.0%
	Adjusted EBITDA Margin	24.3%	25.2% - 25.7%	25.5% - 25.9%

[1]	Items may not foot due to rounding.
[2]	Effective tax expense rate of ~43% benefit applied to GAAP earnings and ~18% applied to Non-GAAP earnings.
[3]	Effective tax expense rate of ~22% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[4]	Effective tax expense rate of ~24% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[5]	Prior guidance reflects the range provided May 1, 2019. Current guidance reflects the range provided July 30, 2019.
[6]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[7]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[8]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[9]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[10]	Purchase of an in-process research and development asset which had no future alternative use.
[11]	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.

Reconciliation of GAAP to Non-GAAP Financial Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, and non-cash interest expense (excluding debt issuance cost). Management also uses certain non-GAAP financial measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses on strategic investments, and other significant one-time items.

Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP financial measures gives them additional information to enable them to assess, in the same way management assesses, the Company's current and future continuing operations. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP financial measures used by other companies. Set forth below are reconciliations of the GAAP to non-GAAP financial measures.

	For the Three Months Ended June 30, 2019
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP	$214,526	$30,197	$14,962	$0.29	52,460	$14,962
	% of revenue	73.4%	10.3%
	Amortization of intangible assets		12,277	12,277
	Litigation related expenses and settlements [1]		2,031	2,031			2,031
	Business transition costs [2]		1,646	1,646			1,646
	European medical device regulation [3]		1,400	1,400			1,400
	Non-cash interest expense on convertible notes			4,374
	Tax effect of adjustments [4]			(3,881)
	Interest expense/(income), net						9,323
	Income tax expense						5,921
	Depreciation and amortization						33,560
	Non-cash stock based compensation						6,901
	Adjusted Non-GAAP	$214,526	$47,551	$32,809	$0.63	52,460	$75,744
	% of revenue	73.4%	16.3%				25.9%

[1]	Represents expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. As of July 30, 2019, the Company estimated an annual tax rate of ~24% on a GAAP basis and ~23% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Six Months Ended June 30, 2019
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP	$414,808	$50,370	$24,348	$0.46	52,471	$24,348
	% of revenue	73.2%	8.9%
	Amortization of intangible assets		25,902	25,902
	Litigation related expenses and settlements [1]		5,077	5,077			5,077
	Business transition costs [2]		5,479	5,479			5,479
	European medical device regulation [3]		1,732	1,732			1,732
	Non-cash interest expense on convertible notes			8,693
	Tax effect of adjustments [4]			(10,814)
	Interest expense/(income), net						18,427
	Income tax expense						7,238
	Depreciation and amortization						67,614
	Non-cash stock based compensation						12,618
	Adjusted Non-GAAP	$414,808	$88,560	$60,417	$1.15	52,471	$142,533
	% of revenue	73.2%	15.6%				25.1%

[1]	Represents expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. As of July 30, 2019, the Company estimated an annual tax rate of ~24% on a GAAP basis and ~23% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Three Months Ended June 30, 2018
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP	$204,508	$28,563	$11,531	$0.22	51,956	$11,531
	% of revenue	72.6%	10.1%
	Non-cash purchase accounting adjustments on acquisitions [1]	405	405	405			405
	Amortization of intangible assets		12,628	12,628
	Litigation related expenses and settlements [2]		383	383			383
	Business transition costs [3]		3,998	3,998			3,998
	Non-cash interest expense on convertible notes			4,153
	Tax effect of adjustments [4]			(2,775)
	Interest expense/(income), net						9,840
	Income tax expense						4,813
	Depreciation and amortization						32,061
	Non-cash stock based compensation						6,860
	Adjusted Non-GAAP	$204,913	$45,977	$30,323	$0.58	51,956	$69,891
	% of revenue	72.8%	16.3%				24.8%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]

Represents the change in the estimated loss contingency recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[3]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. As of July 31, 2018, the Company estimated an annual tax rate of ~33% on a GAAP basis and ~21% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Six Months Ended June 30, 2018
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net (Loss) Income	Diluted EPS	Diluted WASO [6,7]	Net Loss to Adjusted EBITDA
	Reported GAAP	$391,216	$10,341	$(15,601)	$(0.30)	51,292	$(15,601)
	% of revenue	72.2%	1.9%
	Non-cash purchase accounting adjustments on acquisitions [1]	810	810	810			810
	Non-recurring consulting fees [2]		6,084	6,084			6,084
	Amortization of intangible assets		25,053	25,053
	Litigation related expenses and settlements [3]		29,969	29,969			29,969
	Business transition costs [4]		6,251	6,251			6,251
	Non-cash interest expense on convertible notes			8,252
	Impairment of strategic investment			9,004			9,004
	Tax effect of adjustments [5]			(18,884)
	Interest expense/(income), net						19,173
	Income tax benefit						(5,313)
	Depreciation and amortization						64,151
	Non-cash stock based compensation						10,994
	Adjusted Non-GAAP	$392,026	$78,508	$50,938	$0.98	51,849	$125,522
	% of revenue	72.3%	14.5%				23.2%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[3]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. As of July 30, 2018, the Company estimated an annual tax rate of ~33% on a GAAP basis and ~21% on a non-GAAP basis.

[6]

The Company had a GAAP net loss for the six months ended June 30, 2018, and therefore the loss per share was calculated using the basic weighted average shares outstanding. The non-GAAP earnings per share for the six months ending June 31, 2018 was calculated using the diluted weighted average shares outstanding.

[7]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the second quarter 2019. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive’s website through August 30, 2019. In addition, a telephone replay of the call will be available until August 6, 2019. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13691950.

NuVasive Investor Day 2019

NuVasive will discuss its corporate strategy, including its innovation roadmap and long-term financial outlook, at its Investor Day on August 8, 2019. A live webcast of NuVasive’s Investor Day will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com. After the live webcast, a replay of the event and the presentation materials will be available on NuVasive’s website.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company's portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With more than $1 billion in revenues, NuVasive has approximately 2,600 employees and operates in more than 50 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward looking statements. In addition, this news release contains selected financial results from the second quarter 2019, as well as projections for 2019 financial guidance and longer-term financial performance goals. The Company's results for the second quarter 2019 are prior to the completion of review and audit procedures by the Company's external auditors and are subject to adjustment. In addition, the Company's projections for 2019 financial guidance and longer-term financial performance goals represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company's surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products (including the iGA® platform), the Company's ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2019	2018	2019	2018
Revenue
Product revenue	$261,381	$252,687	$505,204	$486,202
Service revenue	30,724	28,877	61,677	55,884
Total revenue	292,105	281,564	566,881	542,086
Cost of revenue (excluding below amortization of intangible assets)
Cost of products sold	57,613	58,202	112,099	113,393
Cost of services	19,966	18,854	39,974	37,477
Total cost of revenue	77,579	77,056	152,073	150,870
Gross profit	214,526	204,508	414,808	391,216
Operating expenses:
Sales, marketing and administrative	152,853	145,658	297,929	292,424
Research and development	17,553	14,856	35,128	29,347
Amortization of intangible assets	12,277	12,628	25,902	25,053
Litigation liability (gain) loss	—	(1,195)	—	27,800
Business transition costs	1,646	3,998	5,479	6,251
Total operating expenses	184,329	175,945	364,438	380,875
Interest and other expense, net:
Interest income	327	116	736	250
Interest expense	(9,650)	(9,956)	(19,163)	(19,423)
Other income (expense), net	9	(2,379)	(357)	(12,082)
Total interest and other expense, net	(9,314)	(12,219)	(18,784)	(31,255)
Income (loss) before income taxes	20,883	16,344	31,586	(20,914)
Income tax (expense) benefit	(5,921)	(4,813)	(7,238)	5,313
Consolidated net income (loss)	$14,962	$11,531	$24,348	$(15,601)

Net income (loss) per share:
Basic	$0.29	$0.22	$0.47	$(0.30)
Diluted	$0.29	$0.22	$0.46	$(0.30)
Weighted average shares outstanding:
Basic	51,967	51,356	51,822	51,292
Diluted	52,460	51,956	52,471	51,292

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par values and share amounts)

	June 30, 2019	December 31, 2018
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$128,377	$117,840
Accounts receivable, net of allowances of $16,400 and $16,171, respectively	207,992	196,487
Inventory, net	297,136	273,244
Prepaid income taxes	16,188	16,905
Prepaid expenses and other current assets	14,617	13,733
Total current assets	664,310	618,209
Property and equipment, net	257,438	238,841
Intangible assets, net	227,545	252,048
Goodwill	561,420	561,366
Operating lease right-of-use assets	62,424	—
Deferred tax assets	4,885	5,263
Restricted cash and investments	2,394	2,395
Other assets	24,894	29,737
Total assets	$1,805,310	$1,707,859
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$105,710	$105,877
Contingent consideration liabilities	7,892	7,560
Accrued payroll and related expenses	58,492	59,960
Operating lease liabilities	6,471	—
Litigation liabilities	3,250	1,415
Income tax liabilities	2,823	4,648
Total current liabilities	184,638	179,460
Senior convertible notes	612,762	602,526
Deferred and income tax liabilities	10,269	4,964
Operating lease liabilities	67,753	—
Other long-term liabilities	67,164	86,384
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at June 30, 2019 and December 31, 2018, 57,357,083 and 56,648,077 issued and outstanding at June 30, 2019 and December 31, 2018, respectively	62	61
Additional paid-in capital	1,413,934	1,397,829
Accumulated other comprehensive loss	(8,552)	(8,628)
Retained earnings	41,589	17,241
Treasury stock at cost; 5,327,656 shares and 5,116,496 shares at June 30, 2019 and December 31, 2018, respectively	(584,309)	(571,978)
Total equity	862,724	834,525
Total liabilities and equity	$1,805,310	$1,707,859

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
(unaudited)	2019	2018
Operating activities:
Consolidated net income (loss)	$24,348	$(15,601)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	67,614	64,151
Impairment of strategic investment	—	9,004
Amortization of non-cash interest	10,494	9,920
Stock-based compensation	12,618	10,994
Reserves on current assets	8,267	9,444
Other non-cash adjustments	4,329	12,133
Deferred income taxes	5,721	(6,593)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(11,602)	852
Inventory	(31,856)	(19,615)
Prepaid expenses and other current assets	(2,811)	(2,141)
Accounts payable and accrued liabilities	9,301	8,931
Accrued payroll and related expenses	(3,699)	(6,358)
Litigation liability	1,835	2,150
Income taxes	(1,128)	(53)
Net cash provided by operating activities	93,431	77,218
Investing activities:
Acquisitions and investments	(4,100)	(52,081)
Purchases of intangible assets	(6,827)	(7,682)
Purchases of property and equipment	(65,385)	(53,388)
Net cash used in investing activities	(76,312)	(113,151)
Financing activities:
Proceeds from the issuance of common stock	3,888	5,312
Purchases of treasury stock	(11,702)	(2,222)
Payment of contingent consideration	(809)	(8,900)
Proceeds from revolving line of credit	—	100,000
Repayments on revolving line of credit	—	(63,000)
Other financing activities	1,769	(146)
Net cash (used in) provided by financing activities	(6,854)	31,044
Effect of exchange rate changes on cash	271	(837)
Increase (decrease) in cash, cash equivalents and restricted cash	10,536	(5,726)
Cash, cash equivalents and restricted cash at beginning of period	120,235	78,198
Cash, cash equivalents and restricted cash at end of period	$130,771	$72,472

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Jessica Tieszen

NuVasive, Inc.

858-736-0364

media@nuvasive.com